NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
214.494.3811
Shelley.whiddon@alliancedata.com

Epsilon
Jessica Simon – Media
212.457.7135
jsimon@epsilon.com

HELZBERG DIAMONDS RENEWS AND EXPANDS RELATIONSHIP WITH EPSILON FOR MULTICHANNEL MARKETING
SUPPORT

Epsilon to Continue Providing Consumer Database Marketing Services; Expands Relationship to
Now Include Strategic Data Services

DALLAS, Texas (Jan. 11, 2011) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Epsilon subsidiary has signed a multi-year renewal and expansion agreement with Kansas City, MO.-based Helzberg Diamonds, a trusted diamond jeweler since 1915.

One of the nation’s leading fine jewelry retailers, Helzberg Diamonds operates 234 stores across the United States as well as an online store, and is a wholly owned subsidiary of Berkshire Hathaway, Inc.

Under the terms of the renewal agreement, Epsilon will continue to support multichannel direct marketing efforts focusing on customer acquisition and reactivation, retention, and cross-selling. A client since 2007, Epsilon will continue hosting and managing Helzberg Diamonds’ customer marketing database. Specific services include data management, marketing campaign planning, campaign execution and reporting, and analytic services to support customer profiling and targeting efforts, all of which improves customer targeting, retention and marketing ROI.

In addition to these services, Helzberg Diamonds will now also leverage Epsilon’s TargetPlus™ file, which provides rich demographic data used to further optimize Helzberg Diamonds’ multi-channel marketing efforts through micro-targeting of customer segments. This data source will provide a more complete profile of Helzberg Diamonds’ customers and enable them to better target and personalize communications.

“Epsilon has been an extremely valuable partner for the last few years, and we look forward to continuing to work together and evolve our marketing strategies to meet the changing marketplace,” said Beryl Raff, Chairman and CEO of Helzberg Diamonds. “We are pleased with Epsilon’s flawless execution, unparalleled support, and deep understanding of our marketing initiatives.”

According to Bryan Kennedy, president of Epsilon, “Helzberg Diamonds is a progressive retailer that truly embraces customer-centric marketing. Epsilon is uniquely positioned to provide the technology and vehicles, such as the data and marketing platform, to enable Helzberg Diamonds to create greater value for customers across multiple channels.”

About Helzberg Diamonds

Helzberg Diamonds ®, a retail and online jewelry store focused on customer service, was founded in 1915 and has over 230 stores nationwide, featuring a wide selection of fine jewelry, including diamond engagement rings and wedding rings, precious gems and watches. Helzberg Diamonds takes pride in its history of offering exceptional value , exclusive designs and timeless jewelry. Helzberg Diamonds is based in North Kansas City, Mo., and is part of the Berkshire Hathaway, Inc. (NYSE symbol BRK/B) family of companies. For the locations nearest you, call 1-800-HELZBERG (800-435-9237) or http://www.helzberg.com.

About Epsilon

Epsilon is the industry’s leading marketing services firm. Ad Age ranks Epsilon #1 U.S. Direct Marketing Agency. Services include strategic consulting, database and loyalty technology, proprietary data, predictive modeling and a full range of creative and interactive services including brand and promotional development, web design, email deployment, search engine optimization and direct mail production. In addition, Epsilon is the world’s largest permission-based email marketer. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com or call 1.800.309.0505.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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